UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report June 9, 2014
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 9, 2014, David Lyons resigned as a director of Kingstone Companies, Inc. (the “Company”) due to other commitments.

(d)  On June 10, 2014, Floyd Tupper was elected a director of the Company.  Mr. Tupper was appointed as Chairman of the Audit Committee of the Board of Directors of the Company as well as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Insurance and Finance Committee.  Mr. Tupper is a certified public accountant and has served on the Board of Directors of the Company’s wholly owned subsidiary, Kingstone Insurance Company, and Chairman of its Audit Committee since 2006.

Item 8.01	Other Events.

On June 11, 2014, the Company issued a press release (the “Press Release”) announcing Mr. Lyon’s resignation and Mr. Tupper’s election.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release, dated June 11, 2014, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: June 11, 2014	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President